UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORT – DECEMBER 18, 2007

ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

353, St-Nicolas Street
Suite 205, Montreal, Quebec, Canada
H2Y 2P1
(Address of principal executive offices)

     (514) 397-0575 (228)
(Registrant’s telephone number, including area code)

     Sumpfstrasse 32 6304 Zug, Switzerland
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01: Entry into a Material Definitive Agreement.

Ecolocap Solutions Inc. (OTCBB-ECOS) is pleased to announce that it has entered into a Memorandum of Understanding with United Best Technology Limited for the purchase of assets including intellectual property, knowledge, contacts, technology, and contracts it owns relating to the creation of Carbon Credits (CERs) under the Clean Development Mechanism as described under the Kyoto Protocol. The effective date of the Memorandum is the 7th of January 2008 and the execution of a definitive agreement and closing of the transaction is expected within 45 days of this effective date. During this 45 day period EcoloCap will conduct due diligence procedures and develop a definitive agreement for the transaction. The price of the assets was set on September 7th, 2007 during ongoing negotiations. The total cost of the acquired assets will be three millions five hundred thousand restricted shares of the Company’s Common Stock. The Memorandum of Understanding provides that the purchase price shares will be paid as the Seller delivers the acquired assets to the Company within a defined performance period. Among the assets United Best will be required to deliver during the performance period provided within the definitive agreement, will be contractual project commitments representing a yearly minimum production of Three Million Six Hundred Thousand CERs, that can be certified and traded as provided within the Kyoto Protocol.

Ecolocap Solutions Inc. also entered into an Agreement for the services of Dr. Tri Vu Truong to serve EcoloCap in the capacity of President and Chief Executive officer. This agreement has an effective date that is linked to the closing of the above transaction. Dr. Truong is highly experienced in the areas of expertise required by the Company’s new business. He has worked in the environmental sector since 1970, upon completion of his B. Engineering degree, complemented by a Master's degree in Chemical Engineering in 1971 and a Ph.D. degree in Civil Engineering with Environmental Option in 1975. His professional career includes the realization of many major scientific and technical studies and projects. Dr. Truong was responsible in 1977 for the creation and operation of the Permits & Inspections Division of the Montreal Urban Community–Environment Department. He has taught several post-graduate courses at the prestigious Université de Montréal's École Polytechnique. As President of the Sodexen Environmental Engineering Group since 1981, Dr. Truong has managed numerous major environmental impact projects, including: Comparative study of the environmental impact of dust-palliatives (MTQ 1988, 1989, 1990); Environmental decommissioning of a polystyrene production complex (BASF, 1988-1990); Solid waste management study relating to the closure of the Miron landfill (Montréal, 1988-90), as well as various research & development projects in the area.

Item 7.01: FD Disclosure

Ecolocap Solutions Inc. (OTCBB-ECOS) is pleased to announce that it has entered into a Memorandum of Understanding with United Best Technology Limited for the purchase of assets including intellectual property, knowledge, contacts, technology, and contracts it owns relating to the creation of Carbon Credits (CERs) under the Clean Development Mechanism as described under the Kyoto Protocol. The effective date of the Memorandum is the 7th of January 2008 and the execution of a definitive agreement and closing of the transaction is expected within 45 days of this effective date. During this 45 day period EcoloCap will conduct due diligence procedures and develop a definitive agreement for the transaction.

The price of the assets was set on September 7th, 2007 during ongoing negotiations. The total cost of the acquired assets will be three millions five hundred thousand restricted shares of the Company’s Common Stock. The Memorandum of Understanding provides that the purchase price shares will be paid as the Seller delivers the acquired assets to the Company within a defined performance period. Among the assets United Best will be required to deliver during the performance period provided within the definitive agreement, will be contractual project commitments representing a yearly minimum production of Three Million Six Hundred Thousand CERs, that can be certified and traded as provided within the Kyoto Protocol.

Ecolocap Solutions Inc. also entered into an Agreement for the services of Dr. Tri Vu Truong to serve EcoloCap in the capacity of President and Chief Executive officer. This agreement has an effective date that is linked to the closing of the above transaction. Dr. Truong is highly experienced in the areas of expertise required by the Company’s new business. He has worked in the environmental sector since 1970, upon completion of his B. Engineering degree, complemented by a Master's degree in Chemical Engineering in 1971 and a Ph.D. degree in Civil Engineering with Environmental Option in 1975. His professional career includes the realization of many major scientific and technical studies and projects. Dr. Truong was responsible in 1977 for the creation and operation of the Permits & Inspections Division of the Montreal Urban Community–Environment Department. He has taught several post-graduate courses at the prestigious Université de Montréal's École Polytechnique. As President of the Sodexen Environmental Engineering Group since 1981, Dr. Truong has managed numerous major environmental impact projects, including: Comparative study of the environmental impact of dust-palliatives (MTQ 1988, 1989, 1990); Environmental decommissioning of a polystyrene production complex (BASF, 1988-1990); Solid waste management study relating to the closure of the Miron landfill (Montréal, 1988-90), as well as various research & development projects in the area.

In Vietnam and other countries, Dr. Truong has led numerous studies, projects and training seminars in the fields of solid waste management and urban planning: Hanoi Solid Waste Management Master Plan for the period of 1995 – 2015 (1996-1998); Biomedical waste treatment (Morocco 2000); Watershed management, urban & industrial wastewater control (Cau River Basin Environmental Intervention Plan-(Viet Nam 2003) ); Waste to Energy feasibilities study for Hanoi (2002-2003); Biogas enhanced Waste to Energy for Ho Chi Minh City ( 2004 -2005 ); Mega-landfill design for HCM city (2004-2006). Recently he has been actively involved in the implementation of 3 major CDM-CO2 investment projects in Viet Nam for the recuperation of biogas generated by landfills (2006-2007) as well as in CDM –CO2 for mini Hydro– power projects..

Alexander C. Gilmour, Chairman of the Board and acting Chief Executive Officer stated: “With the United Best Agreement, our Company is entering into a field that is being heralded in many quarters as the most important investment theme over the next decade. The New York Times reported ‘’Carbon will be the world's biggest commodity market, and it could become the world biggest market overall’’. The retaining of Dr Truong assures us the service of one of the world’s foremost authority on the methodology, design and implementation of emission reduction projects under the Kyoto mechanisms. This has to be a winning combination to create value for our shareholders.’’ Mr. Gilmour continued, ‘’It is apparent that the current environmental discussions in Bali appear to have reinforced the concepts established by Kyoto. Among the outcomes of the Bali meetings is that it now appears that major players who have not elected to participate in Kyoto will in two or three years participate in what I will call Kyoto II thereby insuring environmental progress through mechanisms such as those the Company is now focusing its activities upon’’.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, XL Generation International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ECOLOCAP SOLUTIONS INC.

Dated: December 18, 2007	By: ALEXANDER C. GILMOUR
	Name:	Alexander C. Gilmour
	Title:	Chairman of the Board.